EXHIBIT 2.2

                   PRINCIPAL SECURITYHOLDERS' VOTING AGREEMENT

          PRINCIPAL SECURITYHOLDERS' VOTING AGREEMENT, dated as of February 28, 2000, among Amdocs Limited, a Guernsey corporation ("Amdocs"), Amdocs (Denmark) ApS., a Danish corporation ("Amdocs Parentco"), Amdocs Holdings ULC, a Nova Scotia unlimited liability company ("Amdocs Holdco"), and each of the Securityholders (individually, a "Securityholder" and collectively, the "Securityholders") of the Company named in Schedule I hereto.

          WHEREAS, Amdocs, Amdocs Parentco, Amdocs Holdco and Solect Technology Group Inc., a New Brunswick corporation (the "Company") have entered into a Combination Agreement of even date herewith (such agreement, as it may be amended from time to time, the "Combination Agreement"; capitalized terms used and not defined herein having the respective meanings given such terms in the Combination Agreement), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to a share restructuring plan (the "Share Restructuring Plan") described more fully in
Exhibit 1.1 to the Combination Agreement, whereby (i) each issued and outstanding common share, without par value, of the Company (collectively, the "Company Common Shares") will be exchanged for a number of Exchangeable Shares at the Exchange Ratio (which Exchangeable Shares will be subject to the terms of such Plan) and (ii) options to purchase Company Common Shares will be exchanged for options to purchase ordinary shares of Amdocs based on the Exchange Ratio;

          WHEREAS, as of the date hereof, each Securityholder is the record and beneficial owner of, and has the sole right to vote (where applicable) and dispose of, (i) the number of Company Common Shares set forth in the first column opposite the name of such Securityholder on Schedule I hereto and (ii) the number of securities (including warrants, convertible debentures and options) set forth in the second column opposite the name of such Securityholder on said Schedule (the "Convertible Securities" and, together with the Company Common Shares, the "Securities") that are convertible or exchangeable into or exercisable for the number of Company Common Shares set forth in the third column opposite the name of such Securityholder for the aggregate consideration set forth in the fourth column opposite the name of such Securityholder; and

          WHEREAS, as a condition to their willingness to enter into the Combination Agreement and to consummate the transactions contemplated thereby, Amdocs, Amdocs Parentco and Amdocs Holdco have required that each Securityholder agree, and each of the Securityholders is willing to agree, to the matters set forth herein; and






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     WHEREAS, in order to induce the Securityholders to enter into this
Agreement, Amdocs has agreed to consummate the Share Restructuring Plan in accordance with its terms;

     NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

1. REPRESENTATIONS AND WARRANTIES OF SECURITYHOLDERS. Each Securityholder represents and warrants to each of Amdocs, Amdocs Parentco and Amdocs Holdco as follows:

     1.1 BINDING AGREEMENT. To the extent such Securityholder is a natural person, such Securityholder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Such Securityholder has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of such Securityholder, enforceable against such Securityholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

     1.2 NO CONFLICT. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the compliance with any of the provisions hereof, in the case of such Securityholder, (a) require any consent, approval, authorization or permit of, registration, declaration or filing (except for filings under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Securities Act (Ontario) or the securities acts of any other Canadian province, if applicable) by such Securityholder with, or notification by such Securityholder to, any governmental entity,
          (b) result in a default by such Securityholder (or an event which, with notice or lapse of time or both, would become a default) or give rise to any right of termination by any third party, cancellation, amendment or acceleration under any contract, agreement, instrument, commitment, arrangement or understanding binding on such Securityholder, or result in the creation of a security interest, lien, charge, encumbrance, equity or claim with respect to any of the Securities owned by such Securityholder or with respect to any shares of Company Common Stock issuable upon the exchange, conversion or exercise thereof, (c) require any consent, authorization or approval of any person other than a governmental entity, or (d) violate or conflict with any order, writ, injunction, decree or law applicable to such Securityholder or the Securities set forth opposite the name of such Securityholder on Schedule I hereto.






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     1.3  OWNERSHIP OF SECURITIES. Such Securityholder is the record and beneficial owner of the Securities set forth opposite such Securityholder's name on Schedule I hereto, free and clear of any security interests, liens, charges, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Securities) and does not own, beneficially or of record, any additional equity or debt securities of the Company. There are no outstanding options or other rights to acquire from such Securityholder or obligations of such Securityholder to sell or to acquire (other than the Securities listed on Schedule I hereto) any Company Common Shares, including without limitation any Company Common Shares issuable upon conversion, exchange or exercise of any of the Securities set forth opposite the name of such Securityholder on Schedule I hereto (except for the proposed sale by Southwest Sun, Inc., KL Group, Inc. and Kevin Kimsa of an aggregate 437,500 Company Ordinary Shares to Nokia). All of the Convertible Securities owned by such Securityholder can be converted into the number of Company Common Shares in the third column opposite such Securityholder's name on Schedule I hereto for the aggregate consideration set forth in the fourth column opposite such Securityholder's name on said Schedule.

     1.4 BROKERS. No broker or finder has acted for such Securityholder in connection with this Agreement or the transactions contemplated hereby and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of such Securityholder, except as referred to in Section 2.15 of the Combination Agreement.

     1.5 NO AFFILIATE OBLIGATIONS. Except for obligations or liabilities arising between the Company and Telcordia Technologies Inc. (a subsidiary of Science Applications International Corporation) relating to the business and operations of the Company and previously disclosed to Amdocs and under the Combination Agreement and any agreements executed pursuant thereto, the Company and its affiliates do not have any obligations or liabilities to such Securityholder or any affiliate of such Securityholder, except for obligations and liabilities that will be released in full at no cost to the Company and its affiliates on or prior to the Closing Date. Immediately subsequent to the Effective Time, (i) neither the Company nor any of its affiliates will have any indebtedness outstanding that is payable to such Securityholder or any of its affiliates and (ii) there will be no agreements, contracts, leases, arrangements or other understandings (either written or oral) between such Securityholder and the Company or any of its affiliates, except for obligations or liabilities arising between the Company and Telcordia Technologies Inc. (a subsidiary of Science Applications International Corporation) relating to the





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          business and operations of the Company and previously disclosed to
          Amdocs and under the Combination Agreement and any agreements executed pursuant thereto.

     1.6 INVESTMENT PURPOSE; ACCREDITED INVESTOR. Such Securityholder, if a citizen or resident of the United States, (i) is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or, if such Securityholder is not such an accredited investor, such Securityholder has sufficient knowledge and experience in investing in companies similar to Amdocs so as to be able to evaluate the risks and merits of its investment in the Exchangeable Shares, is able financially to bear the risks thereof and has had an opportunity to discuss Amdocs' business, management and financial affairs with Amdocs' management; and (ii) is acquiring the Exchangeable Shares (and will acquire the Amdocs ordinary shares issuable upon exchange thereof) for its own account, for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof with the meaning of the Securities Act, except pursuant to a valid registration statement under the Securities Act or pursuant to a valid exemption therefrom. Such Securityholder, if a citizen or resident of Canada, (i) is a "sophisticated purchaser" as that term is understood under Ontario securities law or similar provisions of the securities acts of the other provinces of Canada, and (ii) is acquiring the Exchangeable Shares (and will acquire the Amdocs ordinary shares issuable upon exchange thereof) as principal for its own account and pursuant to prospectus and registration exemptions under the Ontario securities law or similar provisions of the securities acts of the other provinces of Canada or pursuant to exemption orders or rulings from the securities regulatory authority in each of the provinces of Canada.

     1.7 RESIDENCE. Such Securityholder represents and warrants that such Securityholder has read and acknowledges the provisions of Section
          4.12 of the Combination Agreement and that such Securityholder shall make the deliveries described in Sections 4.12(i) and 4.12(ii).

     1.8 CAPITAL PROPERTY. If such Securityholder is Canadian, such Securityholder holds the Securities owned by such Securityholder as "capital property", within the meaning of the ITA.

     1.9 NO UNTRUE STATEMENTS. The representations and warranties of such Securityholder set forth in Sections 1.1 through 1.8 of this Agreement do not include any untrue statement of a material fact or omit to state any material fact necessary to make the representations and warranties set forth in Section 1.1 through 1.8 not misleading.






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2.   REPRESENTATION AND WARRANTIES OF AMDOCS, AMDOCS PARENTCO AND AMDOCS HOLDCO.
     Amdocs, Amdocs Parentco and Amdocs Holdco jointly and severally represent and warrant to each of the Securityholders as follows:

     2.1 BINDING AGREEMENT. Each of Amdocs, Amdocs Parentco and Amdocs Holdco is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its formation and each has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and in the Share Restructuring Plan. The execution and delivery of this Agreement by Amdocs, Amdocs Parentco and Amdocs Holdco and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of each such company. Amdocs, Amdocs Parentco and Amdocs Holdco have duly and validly executed this Agreement and this Agreement constitutes a legal, valid and binding obligation of each of them enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

     2.2 NO CONFLICT. Neither the execution and delivery of this Agreement by Amdocs, Amdocs Parentco or Amdocs Holdco, the consummation by them of the transactions contemplated hereby, nor compliance by any of them with any of the provisions hereof will (a) conflict with or result in a breach of any provision of their respective Memorandum of Association, Articles of Association or By-laws, (b) require any consent, approval, authorization or permit of, registration, declaration or filing (except for filings under the 1934 Act and with the Ontario Securities Commission under early warning requirements and insider reporting requirements, if applicable) with, or notification to, any governmental entity, or (c) result in a default (or an event which, with notice or lapse of time or both, would become a default) or give rise to any right of termination by any third party, cancellation, amendment or acceleration under any contract, agreement, instrument, commitment, arrangement or understanding applicable to any of them.

3.   CERTAIN PROHIBITED TRANSFERS.

     Prior to the earlier of the Termination Date and the Effective Time, each Securityholder agrees not to:

     3.1 sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding






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     with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of any Securities or Company Common Shares, or any other securities into which any Company Shares, Securities or additional shares of the Company's share capital shall have been converted or changed whether by amendment to the Articles of Incorporation of the Company, amalgamation, consolidation or otherwise (collectively, the "Additional Shares") other than such matters as are expressly contemplated by this Agreement and the Combination Agreement; or

     3.2 grant any proxies or enter into a voting agreement or other arrangement with respect to any Securities or Company Common Shares (other than the power of attorney and proxy set forth in Article 5 hereof); or

     3.3  deposit any Securities or Company Common Shares into a voting trust.

4.   VOTING AGREEMENT AND RELATED MATTERS.

     4.1 VOTING AGREEMENT. Until the earlier of the Termination Date and the Effective Time, each Securityholder agrees to attend all meetings of the shareholders of the Company and at any meeting of the shareholders of the Company, however called, or in connection with any action by written consent by the shareholders of the Company, to vote all of the shares of Company Common Shares and Additional Shares owned by such Securityholder (or any shares such Securityholder is entitled to vote, or direct the voting in respect thereof, as a holder of any Security other than Company Common Shares) or consents in any action by written consent:

          i) in favor of the transactions contemplated by the Combination Agreement;

          ii) against any action or agreement that could result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Combination Agreement; and

          iii) against any Acquisition Proposal other than the transactions contemplated by the Combination Agreement.

     4.2 NO DISSENT. Each Securityholder agrees that it will not exercise any rights of dissent provided under Section 131 of the NBBCA or otherwise in connection with the Share Restructuring Plan.

     4.3 SUPPORT. Each Securityholder agrees that it will do all such things and take all such steps as Amdocs, Amdocs Parentco or Amdocs Holdco may reasonably require to be done or taken by such Securityholder to






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          support and implement the Share Restructuring Plan and complete the transactions contemplated by the Combination Agreement; provided, however, that nothing herein shall require any Securityholder to convert, exercise or otherwise exchange any Convertible Securities prior to the time of conversion, exercise or exchange required by the Combination Agreement and the Share Restructuring Plan. Each Securityholder agrees not to take any step that is inconsistent with, or that may delay or prevent, the successful completion of the Share Restructuring Plan and, in any event, shall have taken all steps required on its part to be taken to facilitate the completion of the Share Restructuring Plan within five business days of the approval of the Share Restructuring Plan by the shareholders of the Company, other than such steps as are expressly provided for in this Agreement and the Combination Agreement.

     4.4 NOKIA AGREEMENT. Each of Southwest Sun Inc., Kevin Kimsa and K.L. Group Inc. hereby agrees to sell to Nokia prior to the Effective Time an aggregate 437,000 Solect Common Shares at US $10.65 per share, in accordance with the term sheet of January 2000 among Nokia and such Securityholders.

5.   POWER OF ATTORNEY AND PROXY.

     5.1 GRANT OF POWER OF ATTORNEY AND PROXY. Each Securityholder hereby irrevocably appoints Avinoam Naor, or failing him Dov Baharav, or failing him Thomas G. O'Brien, and each of them, (the "Attorneys") or any other designee of Amdocs, the attorneys-in-fact and proxies of such Securityholder, each with full power of substitution:

          i) to attend any meeting of the shareholders of the Company, including any adjournment or postponement thereof, on behalf of such Securityholder, and at such meeting, with respect to all shares of Company Common Stock or other securities owned by such Securityholder on the date hereof or acquired hereafter that are entitled to vote at such meeting or over which such Securityholder has voting power (or the power to direct the voting in respect of) and any and all other shares of Company Common Stock or other securities issued on or after the date hereof in respect of any such shares, including, without limitation, the Securities listed opposite such Securityholders' name on Schedule I hereto, to vote in the manner set forth in items i) through iii) of Section 4.1 above.

          ii) to execute and deliver one or more consents in writing (pursuant to Section 75 of the NBBCA) in lieu of such meeting or adjournment thereof;






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          iii) if no meeting of shareholders is scheduled in accordance with the
               Combination Agreement, or any such meeting is cancelled or adjourned, and no action is taken by written consent in lieu thereof, to take action to call a special shareholders meeting of the Company or to act by written consent for the purpose of (i) approving the transactions contemplated by the Combination Agreement or any action with respect thereto or (ii) taking action with respect to any Acquisition Proposal; and

          iv) to waive for the term of this proxy any and all rights of such Securityholder to exercise any dissent rights provided under
               Section 131 of the NBBCA or otherwise in connection with the Share Restructuring Plan.

     5.2 PROXY TERMS. Each Securityholder affirms that this power of attorney and proxy is issued in connection with the Combination Agreement to facilitate the transactions contemplated thereby and in consideration of Amdocs, Amdocs Parentco and Amdocs Holdco entering into the Combination Agreement and as such power of attorney and proxy is coupled with an interest and, to the fullest extent provided by law, irrevocable. This power of attorney and proxy will terminate upon the earliest to occur of (a) any material amendment to the terms and conditions of the Share Restructuring Plan which has not been agreed to in writing by the Company, (b) the closing of the transactions described in the Combination Agreement and (c) the termination of the Combination Agreement in accordance with its terms. For purposes of this power of attorney and proxy, any notice of any shareholders' meeting and any written consent shall be deemed delivered to such Attorneys and proxies and their substitutes when delivered to Amdocs in accordance with Section 8.9 below, and any written consent shall be deemed delivered to the Company when delivered to it in accordance with the Combination Agreement.

     5.3 CONFIRMATION. By execution and delivery of this Agreement, each Securityholder confirms that such Securityholder has received a copy of the Combination Agreement and that all other information deemed necessary by such Securityholder concerning the Share Restructuring Plan, the Combination Agreement and the transactions contemplated thereby or any other matters considered by such Securityholder to be relevant to its decision to enter into this Agreement and grant this power of attorney and proxy has been made available to such Securityholder.

     5.4 REVOCATION OF PRIOR OR SUBSEQUENT PROXIES. This Agreement revokes any and all other powers of attorney and proxies heretofore granted by each and any Securityholder to vote or otherwise to act with respect to any of the Securities or Additional Shares to which the power of attorney and proxy granted under this Section 5 relates. No Securityholder shall give any subsequent power of attorney and/or





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          proxy (and such power of attorney and/or proxy, if given, shall be deemed not to be effective) with respect to such Securities or Additional Shares that purports to grant authority within the scope of the authority hereby conferred, except on the express condition that such power of attorney and/or proxy shall not be effective unless and until this power of attorney and proxy shall have terminated in accordance with its terms.

     5.5 SURVIVORSHIP. All authority herein conferred or agreed to be conferred shall survive the death, dissolution, liquidation or incapacity of any Securityholder and any obligation of any Securityholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of such Securityholder.

6. TERMINATION OF INVESTOR RIGHTS; ETC.

     6.1 TERMINATION OF AGREEMENTS. To the extent a party thereto, each Securityholder hereby agrees that, without any further action by any party, each of the (i) the Second Amended and Restated Shareholders Agreement dated as of December 17, 1999, as amended to the Effective Time, between Solect and the Major Shareholders and the Purchasers (and such terms are defined therein), (ii) the Second Amended and Restated Investor's Rights Agreement dated as of December 17, 1999, as amended to the Effective Time, between Solect and the investors listed on Schedule A thereto and (iii) the Management Rights Agreement dated July 27, 1998 between Solect and TCV II Strategic Partners, L.P., (iv) the Convertible Debenture Purchase Agreement dated as of December 17, 1999, as amended to the Effective Time, between Solect and the Investors listed on Schedule A thereto, (v) the Convertible Debenture and Warrant Purchase Agreement dated as of January 11, 1999, as amended to the Effective Time, between Strauss and the Investors listed on Schedule A thereto and (vi) the Convertible Debenture and Warrant Purchase Agreement dated as of July 27, 1998, as amended to the Effective Time, between Strauss and the Investors listed on Schedule A thereto (collectively, the "Terminated Agreements") shall terminate as of the Effective Time.

     6.2 WAIVER OF CERTAIN RIGHTS. Each Securityholder hereby waives any notice requirements, consents, approval rights or other rights provided for in any of the Terminated Agreements or in any other agreement that have or will become effective prior to the termination thereof, including, without limitation, any rights of first refusal, any co-sale right, any right arising from or in reliance upon any representation and warranty or from any affirmative or negative covenant, or any right to receive notice from the Company or any other person prior to the consummation of the Share Restructuring Plan, the






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          holding of the shareholders meeting to be held to consider the Share
          Restructuring Plan, the execution of the Combination Agreement or any other transaction contemplated thereby or hereby or to consent to any such transaction. Each Securityholder also hereby waives (effective as of the Effective Time) any and all rights for indemnification available to such Securityholder pursuant to any agreement between the Company and such Securityholder regarding the issuance, sale or other transfer to such Securityholder of any Company Common Shares, warrants, debentures, options or any other equity, debt or other Securities of the Company.

     6.3 APPROVAL OF INVESTMENT. Each Securityholder hereby approves and confirms the terms of the proposed issuance by the Company to British Telecommunications plc of 437,500 Company Common Shares for an aggregate purchase price of $4,659,375, as contemplated by the Summary of Offering Terms dated January 2000, hereby authorizes the Company's officers and directors to complete such transaction and hereby ratifies and confirms the actions of such officers and directors pursuant to such authorization and agrees to vote in favor of any shareholder resolution approving or ratifying the same.

7.   LOCK-UP PROVISIONS.

     In consideration of the execution and delivery of the Combination Agreement by Amdocs, Amdocs Parentco and Amdocs Holdco, and in order to induce each of them to consummate the transactions contemplated thereby and in the Share Restructuring Plan, each Securityholder hereby agrees as follows:

     7.1 LOCK-UP PERIOD. Except to the extent provided in separate agreements between Amdocs and employees of Solect or companies controlled by them or as otherwise agreed to by Amdocs in advance in writing, during the period commencing at the Effective Time and continuing until the first anniversary thereof, not to, directly or indirectly, offer, sell, contract to sell or otherwise dispose of, any Exchangeable Shares received by the Shareholder upon the Effective Date in exchange for the Company Common Shares and any Amdocs Ordinary Shares issued upon the exchange of such Exchangeable Shares (other than exchanges of Exchangeable Shares for Amdocs Ordinary Shares pursuant to the Share Restructuring Plan) except as follows:

                                                        Percentage of Amdocs
          Number of Months                              Ordinary Shares
          After Effective Date                          Available for Sale

          Up to 90 days after the Effective                    0
          Date





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          From 90 days to 6 months                             33%

          From 6 to 12 months                                  66%

          After 12 Months                                     100%

     7.2 PERMITTED TRANSFERS. Notwithstanding the foregoing, the restrictions specified herein shall not apply to any transfer to a trust for the benefit of any Securityholder or members of such Securityholder's family or any transfer by way of gift or donation, or any transfer to an affiliate of any Securityholder; PROVIDED, in each case, that the transferee thereof shall have undertaken to comply with the restrictions and obligations contained in this Agreement with respect to the transferred shares in a written instrument satisfactory to Amdocs and countersigned by Amdocs prior to the transfer thereof.

8.   MISCELLANEOUS.

     8.1 CONSUMMATION OF SHARE RESTRUCTURING. Amdocs, Amdocs Parentco and Amdocs Holdco hereby agree, in order to induce the other parties hereto to enter into this Agreement, that they will consummate the Share Restructuring Plan upon the terms and subject to the conditions set forth therein and in the Combination Agreement.

     8.2 ADDITIONAL SHARES. Each Securityholder hereby agrees, while this Agreement is in effect, to promptly notify Amdocs of the number of Additional Shares acquired by such Securityholder, if any, after the date hereof.

     8.3 EFFORTS. Each Securityholder agrees not to take any action that would make any representation or warranty of such Securityholder herein untrue or incorrect in any material respect or take any action that would have the effect of preventing or disabling such Securityholder from performing its obligations under this Agreement.

     8.4 TERMINATION. It is understood that, if the Combination Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to issuance of the Exchangeable Shares, each Securityholder will be immediately released without any further action on its part from its obligations under this Agreement.

     8.5 SPECIFIC ENFORCEMENT. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable, in addition to any other remedy that may be available at law or in equity.






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     8.6  COMMISSIONS. Each Securityholder and Amdocs, in connection with the transactions contemplated hereby, and except as provided in the Combination Agreement, agree to indemnify severally and not jointly and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any brokerage fees, commissions or finders' fees asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

     8.7 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     8.8 AMENDMENT. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

     8.9 NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, by facsimile, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

               i) If to Amdocs, Amdocs Parentco or Amdocs Holdco, to:

                  c/o Amdocs Management Limited
                  Grand Buildings
                  1-3 Strand
                  London WC2N 5EJ
                  United Kingdom
                  Facsimile No.:  44-171-930-2321

                  with a copy to:

                  Reboul, MacMurray, Hewitt, Maynard & Kristol
                  45 Rockefeller Plaza, 11th Floor
                  New York, New York  10111
                  U.S.A.
                  Attention:  Robert A. Schwed





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                  Facsimile No.:  (212) 841-5725

          ii) If to any Securityholder, to such Securityholder at the address or facsimile number set forth on Schedule I hereto.

     8.10 ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to herein), together with the Registration Rights Agreement and the Escrow Agreement, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereto.

     8.11 SUCCESSORS AND ASSIGNS. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, except that this Agreement may be assigned in whole or in part to any affiliate of Amdocs. This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party's respective heirs, beneficiaries, executors, representatives and permitted assigns.

     8.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     8.13 GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York (without giving effect to the provisions thereof relating to conflicts of law).

     8.14 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     8.15 INDEPENDENT LEGAL ADVICE. Each Securityholder has received independent legal advice with respect to the matters covered by this Agreement prior to executing this Agreement or has been offered the opportunity to seek such advice and has declined to do so.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each Securityholder and a duly authorized officer of Amdocs, Amdocs Parentco, Amdocs Holdco and the Securityholders on the day and year first written above.

                                           AMDOCS LIMITED


                                           By: /s/ THOMAS G. O'BRIEN
                                           Name: Mr. Thomas G. O'Brien
                                           Title:   Treasurer and Secretary


                                           AMDOCS(DENMARK) APS.


                                           By: /s/ THOMAS G. O'BRIEN
                                           Name:  Mr. Thomas G. O'Brien
                                           Title: Director


                                           AMDOCS HOLDINGS ULC


                                           By: /s/ THOMAS G. O'BRIEN
                                           Name:  Mr. Thomas G. O'Brien
                                           Title: Director


                                           SOUTHWEST SUN, INC.



                                           By: /s/ PAUL ATKINSON
                                           Name: Mr. Paul Atkinson
                                           Title:


                                           KL GROUP, INC.


                                           By: /s/ GREG KIESSLING
                                           Name:  Mr. Greg Kiessling
                                           Title: Chairman

                                           By: /s/ KEVIN KIMSA
                                           Mr. Kevin Kimsa


                                           TCV SOLECT (A) SRL


                                           By: /s/ ROBERT C. BENSKY
                                           Name:  Mr. Robert C. Bensky
                                           Title: Manager


                                           TCV SOLECT (B) SRL


                                           By: /s/ ROBERT C. BENSKY
                                           Name:  Mr. Robert C. Bensky
                                           Title: Manager


                                           TCV SOLECT (C) SRL


                                           By: /s/ ROBERT C. BENSKY
                                           Name:  Mr. Robert C. Bensky
                                           Title: Manager

                                           SCIENCE APPLICATIONS
                                           INTERNATIONAL CORPORATION


                                           By: /s/ DOUGLAS SCHRIER
                                           Name:  Mr. Douglas Schrier
                                           Title: Senior Vice President


                                           BCS INVESTMENT SRL


                                           By: /s/ ED BRAKEMAN
                                           Name:  Mr. Ed Brakeman
                                           Title: President


                                           WPG NETWORKING-SOFTWARE SRL


                                           By: /s/ MICHAEL SINGER
                                           Name:  Mr. Michael Singer
                                           Title: General Counsel/Manager


                                           MORGAN STANLEY DEAN
                                           WITTER EQUITY FUNDING, INC.


                                           By: /s/ DAVID POWERS
                                           Name:  Mr. David Powers
                                           Title: Vice President

                                                    SCHEDULE I


                                                                                                     (3)
                                                        (1)               (2)                  Number of Common           (4)
                                                       Number          Amount and          Shares that Convertible     Aggregate
                                                     of Company    Form of Convertible           Securities           Conversion
Securityholder and Address                         Common Shares       Securities            Are Convertible Into  or Exercise Price
--------------------------                         -------------       ----------            --------------------  -----------------


Southwest Sun Inc.                                   5,700,000          N/A                          N/A                  N/A
148 Fullarton, London, Ont. N6A 5P3
Attn: Paul Atkinson

Kevin Kimsa                                          1,425,000          N/A                          N/A                  N/A
318 Glen Manor Dr.,
Toronto, Ont. M4E 2X7

KL Group Inc.                                         937,500           N/A                          N/A                  N/A
260 King St. E., Toronto, Ont. M5A 4L5
Attn: Greg Kiessling

TCV Solect (A) SRL                                        N/A        $2,131,183                      554,274              N/A
c/o Ernst &Young, PO Box 261, Bay St.,                               Convertible
                                                                      Debenture
Bridgetown, Barbados
Attn: Carla Newell

TCV Solect (B) SRL                                        N/A        $2,185,574                      568,420              N/A
c/o Ernst & Young,                                                   Convertible
            "                                                         Debenture
            "


                                                        18



TCV Solect (C) SRL                                        N/A        $2,683,243                      697,853              N/A
         "                                                           Convertible
                                                                      Debenture

TCV Solect (A) SRL                                        N/A        $1,069,216                       92,975              N/A
         "                                                           Convertible
                                                                      Debenture

TCV Solect (B) SRL                                        N/A        $1,096,504                       95,348              N/A
         "                                                           Convertible
                                                                      Debenture

TCV Solect (C) SRL                                        N/A        $1,346,184                      117,059              N/A
         "                                                           Convertible
                                                                      Debenture

TCV Solect (A) SRL                                        N/A            N/A                         197,596              N/A
         "                                                            Warrants

TCV Solect (B) SRL                                        N/A            N/A                         203,009              N/A
         "                                                            Warrants

TCV Solect (C) SRL                                        N/A            N/A                         249,235              N/A
         "                                                            Warrants

TCV Solect (A) SRL                                        N/A        $2,131,183                       41,285              51.62
         "                                                            Liquidity
                                                                      Preference
                                                                      on Conv.
                                                                      Debentures

TCV Solect (B) SRL                                        N/A        $2,185,574                       42,339              51.62
         "                                                            Liq. Pref.
                                                                       on Conv.
                                                                      Debentures






                                                        19




TCV Solect (C) SRL                                        N/A        $2,683,243                       51,980              51.62
         "                                                           Liq. Pref.
                                                                      on Conv.
                                                                     Debentures

Science Applications International Corporation            N/A        $19,230,769                   5,001,500               3.845
10260 Campus Point Drive, MS L5-A                                    Convertible
San Diego, CA, USA, 92121                                            Debentures
Attn: Doug Schrier

Science Applications Intl. Corp.                                     $4,000,000                      347,826              11.500
         "                                                           Convertible
                                                                     Debentures

Science Applications Intl. Corp.                                         N/A                       2,500,750              N/A
         "                                                            Warrants

Science Applications Intl. Corp.                                         N/A                         200,000              N/A
         "                                                            Warrants

BCS Investment SRL                                                   $12,500,000                   1,086,957              11.500
c/o Ernest and Young, PO Box 261, Bay St.                            Convertible
Bridgetown, Barbados                                                 Debentures
Attn: Ed Brakeman

Morgan Stanley Dean Witter Equity Funding, Inc.                      $1,000,000                       86,957              11.500
1585 Broadway, New York, NY, USA, 10036                              Convertible
Attn: James Head                                                     Debentures

WPG Networking-Software SRL                                          $12,465,000                   1,083,913              11.500
c/o Ernst and Young, PO Box 261, Bay St.
Bridgetown, Barbados
Attn: Raj Mehra




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